UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2021

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Whole Earth Brands, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide updated pro forma financial information (the “Updated Pro Formas”) related to certain previously-disclosed transactions as set forth under Item 9.01 below. For more information about the transactions referenced in the Updated Pro Formas, please refer to the Current Reports on Form 8-K filed by the Company on November 12, 2020 (as amended on January 13, 2021) and February 8, 2021 (as amended on March 26, 2021).

Item 9.01.	Financial Statements and Exhibits.

(b)       Pro Forma Financial Statements

The unaudited pro forma condensed combined financial information of the Company for the nine months ended September 30, 2021 and the year ended December 31, 2020, and the related notes, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d)       Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial information of the Company for the nine months ended September 30, 2021 and the year ended December 31, 2020, and the related notes
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Dated: November 12, 2021	By:	/s/ Brian Litman
	Name:	Brian Litman
	Title:	Chief Accounting Officer (Principal Financial and Accounting Officer)